Exhibit 10.9

Form of Share Unit Award Agreement

Notice is hereby given that, effective this ____ day of _____________________, Planet 13 Holdings Inc. (the “Company”) has awarded to ______________________ (the “Participant”), a share unit (the “Share Unit”) to acquire ______________ common shares of the Company (the “Common Shares”). Each vested Share Unit will entitle the Participant to receive one Common Share no later than ____ (the “Settlement Date”).

The Share Units shall vest and become exercisable in accordance with, and upon satisfaction of the conditions set out in, the following schedule:

[____]

The award of the Share Unit evidenced hereby is made subject to the terms and conditions of the Company’s share unit plan (the “Share Unit Plan”), the terms and conditions of which are hereby incorporated herein and acknowledged and agreed to by the undersigned Participant.

Any Common Shares to be issued to the Participant on exercise of a vested Share Unit shall be issued to the Participant or the Participant’s estate on or immediately following receipt of a notice of redemption (“Notice of Redemption”) by the Company in the form attached as Schedule “B” to the Share Unit Plan prior to the Settlement Date provided, however, that in the event a Participant does not provide the Company with a Notice of Redemption in respect of a vested Share Unit, the Company shall issue all Common Shares underlying a vested Share Unit to the Participant on the earlier of: (a) the Settlement Date; (b) the date of termination of the Participant; and (c) the death or total disability of the Participant in accordance with the terms of the Share Unit Plan.

To exercise any vested Share Units, you must deliver to the Company a Notice of Redemption specifying the number of Common Shares you wish to acquire. At the discretion of the Company a declaration of residence may also be requested prior to the issuance of any Common Shares. Upon receipt by the Company of requisite documents, and upon you remitting to the Company any applicable income tax or making appropriate arrangements for payment of any applicable tax, the Company’s transfer agent will then issue a certificate for the Common Shares so acquired as soon as practicable thereafter.

PLANET 13 HOLDINGS INC.	PARTICIPANT

Authorized Signatory	Name: